UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 24, 2011

(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

15122 Tealrise Way, Lithia, FL 33547

(Address of Principal Executive Offices)

(813) 260-1865

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 24, 2011 the Company settled its pending litigation against Duane Morris, LLP  and Keli Isaacson Whitlock pursuant to a settlement agreement and an amendment to the Payment Agreement previously executed by the parties.  The Company has withdrawn its claim against Duane Morris LLP and Keli Isaacson Whitlock.  Duane Morris LLP has agreed to withdraw its claims against USPR on USPR’s agreement to pay legal fees in the amount of $1,614,216.00 according to a payment schedule agreed to by the parties. The payment schedule provides for the following payments:

1. Except as provided in paragraphs 2 and 3 below, four equal installments, with the first installment payment made no later than one year from May 24, 2011 and the remaining installment payments made every 90 days after payment of the previous installment payment, and

2. In the event the Company receives debt or equity investments of at least $5 million but less than $10 million in the aggregate in any three-month period, the next installment payment shall become due and payable on the last day of the calendar quarter in which that aggregate investment is received.  Any remaining balance of the amount then due will be paid in six equal installments made every 90 days thereafter.

3. In the event the Company receives debt or equity investments of $10 million or greater in the aggregate in any three-month period, any remaining balance of the amount then due shall be due and payable in full on the last day of the calendar quarter in which that aggregate investment was received.

In addition, certain other events of default will trigger an accelerated payment.  Except as generally  stated herein, all other terms and conditions of the pre-existing agreements between the parties remain in place. These agreements consist of the Pledge Agreement and Payment Agreement.

Separately, on that same date, the Company and Jack Kugler settled its claims with each other wherein each party dismissed its claims against the other.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control), including, without limitation, the Company’s ability to increase prices and revenue and continue to obtain contract renewals and extensions.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PRECIOUS METALS, INC.

By:	/s/ Jack Wagenti
Name: Jack Wagenti
Title: Chairman of the Board
Date: May 26, 2011